EXHIBIT 99.1

For immediate release:

TERRA NOVA FINANCIAL GROUP, INC. ANNOUNCES PRELIMINARY EARNINGS

CHICAGO, IL, February 23, 2009-Terra Nova Financial Group, Inc. (OTC Bulletin Board: TNFG), a specialized financial services firm that through its subsidiaries provides brokerage services and trading technologies for professional traders, hedge funds and money managers, today announced preliminary unaudited financial performance metrics for the three and twelve months ended December 31, 2008.

Results in the fourth quarter 2008 reflect Terra Nova Financial Group, Inc. ("Terra Nova") continued progress in developing a higher operating margin business by growing trading transaction volume and maintaining interest margin spreads while reducing third party costs.

Selected Results and Discussion

•	Consolidated revenue was $8.9 million and $37.1 million for the three and twelve months ended December 31, 2008, respectively. By comparison, consolidated revenue was $10.3 million and $43.3 million for the three and twelve months ended 2007, respectively. The $1.4 million and $6.2 million revenue decrease for the three and twelve months ended December 31, 2008, respectively, was largely due to the following factors:

•	Lower commissions and fees of $160 thousand and $2.6 million for the three and twelve months ended 2008, respectively. While trade activity increased in 2008, its upward effect on commission revenue was offset by lower average commission rates of $0.75 per Daily Average Revenue Trades ("DARTs").
•	Lower net interest income of $1.2 million and $3.3 million for the three and twelve months ended December 31, 2008, respectively. The 44% decrease for twelve months ending December 31, 2008 compared to 2007 was primarily attributable to the decline in the federal funds, the base rate from which the Company earns interest on its bank deposits and margin loans. At the beginning of 2008, the federal funds rate was 4.25%; it declined to 0.25% basis points by year-end. In contrast, in 2007 the federal funds rate remained at 5.25% until September 2007 when it was lowered to 4.75% and ultimately in December 2007 to 4.25%. Despite declining net interest income, Terra Nova has successfully increased its net interest margin percentage for three months ended December 31, 2008 to 85.8% from the 54.9% net interest margin percentage in 2007 for the same reporting period.
•	Higher net software fees from Tradient of $289 thousand and $852 thousand for the three and twelve months ended December 31, 2008, respectively compared to $318 thousand and $754 thousand in the same period in 2007. Tradient platform users increased from 1,958 users as of December 31, 2007 to 2,655 at December 31, 2008.

•	Overall investment trade activity increased during the period ending December 31, 2008 compared with the same period in 2007. DARTs were 28,124 and 24,783 for the three and twelve months ended December 31, 2008. By comparison, DARTs were 23,563 and 23,553 for the three and twelve months ended 2007. October and November in 2008 represented the highest trade activity months, and December 2008 had lower than average monthly DARTs.

•	Commission revenue margin (commissions and fees less cost of sales) increased 1.8% and 3.4% for three and twelve months ended December 31, 2008 over 2007, respectively. This was driven by managing execution costs of trades where the average trade cost was reduced by $0.70 per DART.

•	Efforts to reduce third party routing and execution costs contributed to the 1.8% increase in commission revenue margin on trading activities. This measure was 55.1% for three months ending December 31, 2008 compared to 53.3% for same period in 2007.
•	Lower routing and execution costs in 2008 were due to a decrease in the number of trades executed on higher cost third party software trading platforms compared to 2007. There was 28% more trades executed on our proprietary lower cost Tradient platform in 2008 which enabled an overall reduction in routing and execution costs.

•	Adjusted EBITDA was $1.8 million and $2.5 million for the three and twelve months ended December 31, 2008, respectively. By comparison, Adjusted EBITDA was $2.3 million and $7.7 million for the three and twelve months ended 2007, respectively. Without two significant trading losses in September 2008, Adjusted operating income before unusual loss for the full year of 2008 would have been $3.6 million.
•	Net income per share of $0.05 and $0.01 for the three and twelve months ended December 31, 2008, compared with $0.03 and $0.13 for the same periods in 2007. The 2008 income per share was reduced by two unusual incidents in the third quarter of 2008 involving customers that created bad debt expense of $3.6 million for the year. Net income for the three months ended December 31, 2008 was $700 thousand higher than net income for the same period in 2007 due to the reduction of employee compensation expense from the reversal of accrued bonuses not earned.

"Our mission has been to re-engineer this firm's business model for higher margins and I am pleased to say that we have succeeded in making meaningful improvements," said Michael Nolan, President and CEO. "Through a disciplined focus embraced by everyone at Terra Nova, we have been able to lower our cost structure-particularly cost of sales expenses-due in no small part to the competitiveness of our proprietary Tradient applications."

Brokerage Services Segment

                 Fourth quarter 2008 highlights
•	Brokerage revenue of $8.6 million for three months ended December 31, 2008-a decline of 14% versus the same period in 2007-predominately attributable to a decline in net interest income of $1.2 million due to decreasing federal funds rates. Commissions and fees declined $160 thousand due to lower average commission rates.
•	Operating income of $1.7 million for three months ended December 31, 2008-a decline of 36.7% versus the same period in 2007 due primarily to lower commission revenue and net interest income for fourth quarter of 2008.
•	Adjusted EBITDA of $2.1 million for three months ended December 31, 2008-a decline of 27.9% compared to the same period in 2007.

"In 2009, we will continue to focus on our core competency of servicing the ultra-active professional trading community," said Nolan. "This segment wants more than just a trading platform. We intend to deliver new resources and support channels to keep traders on the leading edge of advanced trading techniques. We also plan to make marketing investments to boost customer acquisition rates."

Software Services Segment

                 Fourth quarter 2008 highlights
•	Revenue of $857 thousand for three months ended December 31, 2008-an increase of 169.4% versus the same period in 2007.
•	Operating income of $124 thousand for three months ended December 31, 2008, compared to loss of $454 thousand in the same period in 2007.
•	Adjusted EBITDA of $201 thousand for three months ended December 31, 2008-an increase of 153% over the same period in 2007.
•	A 36% increase in the number of Tradient platform users for period ending December 31, 2007 to December 31, 2008 which reduced software platform costs to the Company and customers.
•	A 43.2% increase in the number of trades executed on the Tradient platforms and 28.3% increase in trades executed on other low cost third party platforms from fourth quarter ending December 31, 2007 to fourth quarter ending December 31, 2008 which reduced overall transaction execution costs.

Unallocated Expenses
•	An increase in unallocated expenses from $589 thousand in the fourth quarter ending December 31 , 2007 to $1 million in the fourth quarter ending December 31, 2008-a 69.8% increase caused by higher depreciation and amortization of $230,000 and professional fees of $300,000 for legal expenses and marketing costs.

 Consolidated Company Totals

GAAP and Non-GAAP preliminary unaudited financial results on a consolidated basis include:

•	Total revenue for three months ended December 31, 2008 of $8.9 million-a decrease of 13.9% from $10.3 million in the same period in 2007. The decline was attributable to a $1.2 million decline in net interest income mainly due to an average 400 basis point decline in the federal funds rate along with a $160 thousand decrease in commissions and fees from lower average commission rates.
•	Net income for three months ended December 31, 2008 of approximately $1.2 million versus $767 thousand net income for the same period in 2007.
•	Adjusted EBITDA for three months ended December 31, 2008 of approximately $1.8 million, or 20.3% of total revenues compared to $2.3 million or 21.8% of revenues for the same period in 2007.

Consolidated financial statements - Preliminary Unaudited
TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
REVENUES
Commissions and fees	$8,190,270	$8,350,899	$31,869,752	$34,452,151

Interest income	466,133	2,943,191	5,314,233	13,971,377
Interest expense on brokerage accounts	66,195	1,324,808	1,075,883	6,407,478
Net interest income	399,938	1,618,383	4,238,350	7,563,899

Software fees, net	288,976	318,144	852,133	754,317
Other income	16,380	46,231	135,316	514,989

Net revenues	8,895,564	10,333,657	37,095,551	43,285,356

OPERATING EXPENSES
Commissions and clearing	2,606,187	2,441,238	10,227,524	12,916,474
Employee compensation	1,619,395	2,275,010	9,157,187	9,982,675
Software and market data	1,219,446	1,713,956	5,808,438	6,064,341
Advertising and promotional	234,035	56,088	929,126	642,124
Professional fees	766,670	609,254	2,815,477	2,138,896
Communications and information technology	226,927	227,863	864,639	814,432
Depreciation and amortization	585,774	370,786	2,307,628	1,519,190
Bad debt expense	133,795	11,244	3,604,685	-
Other general and administrative expenses	317,732	784,828	1,294,834	3,072,213

Total operating expenses	7,709,961	8,490,267	37,009,538	37,150,345

Operating income	1,185,603	1,843,390	86,013	6,135,011

Interest expense	-	(9,939)	-	(65,373)

Income before income taxes	1,185,603	1,833,451	86,013	6,069,638

Income tax benefit (provision)	38	(1,066,111)	277,734	(2,450,905)

Net income	1,185,641	767,340	363,747	3,618,733

Dividends on preferred stock	-	(18,995)	(20,113)	(145,827)

Net income attributable to common shareholders	$1,185,641	$748,345	$343,634	$3,472,906

Net income per common share:
Basic	$0.05	$0.03	$0.01	$0.13

Diluted	$0.05	$0.03	$0.01	$0.13

Weighted average common shares outstanding:
Basic	25,483,909	26,934,747	25,860,874	27,124,661

Diluted	25,483,909	27,024,524	25,860,874	27,521,069

Consolidated financial statements - Preliminary Unaudited, continued
TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
	December 31,	December 31,
ASSETS	2008	2007
	(Unaudited)
Cash and cash equivalents	$7,889,553	$7,937,880
Cash segregated in compliance with federal regulations	141,159,364	144,225,499
Receivables from brokers, dealers and clearing organizations	13,568,459	24,902,262
Receivables from customers and non-customers, net	4,873,360	47,261,886
Property and equipment, net	1,221,066	1,150,312
Capitalized software development costs, net	2,060,015	1,883,375
Intangible assets, net	4,111,514	5,481,660
Income tax receivable	1,446,264	-
Goodwill	7,501,408	7,501,408
Deferred income taxes, net	1,784,761	1,569,892
Other assets	1,331,764	1,309,190
Total assets	$186,947,528	$243,223,364

LIABILITIES AND SHAREHOLDERS' EQUITY
Line of credit	$-	$10,848,000
Payables to brokers, dealers and clearing organizations	913,622	694,148
Payables to customers and non-customers	151,970,565	194,493,946
Accounts payable and accrued expenses	2,525,691	3,407,832
Accrued preferred stock dividends	-	29,950
Income tax liability	-	592,918
Total liabilities	155,409,878	210,066,794

Commitments and contingencies

Shareholders' equity
Preferred stock - $10 par value; 5,000,000 shares authorized Preferred stock - cumulative; $10 par value; 38,792 shares authorized; none issued and outstanding at December 31, 2008 and 14,350 shares issued and outstanding at December 31, 2007	-	143,500
Preferred stock - convertible cumulative; $10 par value; 835,000 shares authorized; none issued and outstanding at December 31, 2008 and 49,480 shares issued and outstanding at December 31, 2007	-	494,800
Common stock; $0.01 par value; 150,000,000 shares authorized; 25,483,909 shares issued and 25,482,942 outstanding at December 31, 2008 and 26,531,557 shares issued and outstanding at December 31, 2007	254,829	265,316
Additional paid-in capital	52,005,418	53,339,299
Accumulated deficit	(20,722,597)	(21,086,345)
Total shareholders' equity	31,537,650	33,156,570
Total liabilities and shareholders' equity	$186,947,528	$243,223,364

SEGMENT REPORTING and CONSOLIDATED FINANCIAL STATEMENTS - Preliminary Unaudited

In addition to reporting financial results in accordance with generally accepted accounting principles in the United States, or GAAP, Terra Nova uses the measure of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and other non-cash items). This measure is not in accordance or an alternative for GAAP and may be different from measures used by other companies. Adjusted EBITDA eliminates certain items of expenses and losses. The Company's management believes that this statistic is indicative of the relative strength of the Company's operating performance and allows investors to evaluate the current operating and financial performance of the Company's core business. The Company's management uses these measures for reviewing its financial results and for business planning. Terra Nova's management discloses this information externally along with a reconciliation of their most directly comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results.

Below is Terra Nova's preliminary unaudited Segment reporting & Adjusted EBITDA reconciliations for three and twelve months ended December 31, 2008.

Segment reporting & Adjusted EBITDA reconciliations - Preliminary Unaudited

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
TOTAL REVENUES
Commissions and fees	$8,190,270	$8,350,899	$31,869,752	$34,452,151
Net interest income	399,938	1,618,383	4,238,350	7,563,899
Software fees, net	288,976	318,144	852,133	754,317
Other income	16,380	46,231	135,316	514,989
Net revenues	8,895,564	10,333,657	37,095,551	43,285,356
Cost of sales	3,678,899	3,900,892	16,031,776	18,497,911
Gross Profit	5,216,665	6,432,765	21,063,775	24,787,445
Operating expenses	4,031,062	4,599,314	20,977,762	18,717,807
Operating income	1,185,603	1,843,390	86,013	6,135,011
Interest expense	-	9,939	-	65,373
Income before income taxes	1,185,603	1,833,451	86,013	6,069,638
Income tax benefit (provision)	38	(1,066,111)	277,734	(2,450,905)
Net income	1,185,641	767,340	363,747	3,618,733

ADJUSTMENTS:
Depreciation and amortization	585,774	370,786	2,307,628	1,519,190
Stock-based compensation	36,477	37,478	143,571	90,189
Interest expense	-	9,939	-	65,373
Income tax (benefit) provision	(38)	1,066,111	(277,734)	2,450,905
Total Adjusted EBITDA	$1,807,854	$2,251,654	$2,537,213	$7,744,391

Gross profit margin %	58.6%	62.3%	56.8%	57.3%
Commissions revenue margin	4,511,371	4,450,007	15,837,976	15,954,240
Commissions revenue margin %	55.1%	53.3%	49.7%	46.3%

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
TOTAL REVENUES	$8,895,564	$10,333,657	$37,095,551	$43,285,356
Operating expenses	7,709,961	8,490,267	37,009,538	37,150,345
Operating income	1,185,603	1,843,390	86,013	6,135,011

ADJUSTMENTS:
Unusual customer trading losses	-	-	3,553,296	-
Total Adjusted operating income before unusual loss	$1,185,603	$1,843,390	$3,639,309	$6,135,011

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Segment reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
Brokerage Services	2008	2007	2008	2007
Total Revenues	$8,605,222	$10,011,873	$36,224,209	$42,511,801
Operating expenses	6,884,301	7,294,288	34,338,784	33,694,138
Operating income	1,720,921	2,717,585	1,885,425	8,817,663
Net income	1,720,921	2,717,585	1,885,425	8,817,663

ADJUSTMENTS:
Depreciation and amortization	410,478	235,447	1,566,740	971,766
Total Adjusted EBITDA	$2,131,399	$2,953,032	$3,452,165	$9,789,429

	Three Months Ended December 31,		Twelve Months Ended December 31,
Software Services	2008	2007	2008	2007
Total Revenues	$857,232	$318,144	$2,982,111	$756,703
Elimination of intercompany charges	(568,256)	-	(2,129,978)	(2,386)
Operating expenses	165,354	771,861	362,586	2,270,276
Operating income	123,622	(453,717)	489,547	(1,515,959)
Net income (loss)	123,622	(453,717)	489,547	(1,515,959)

ADJUSTMENTS:
Depreciation and amortization	77,103	74,812	346,772	293,367
Total Adjusted EBITDA	$200,725	$(378,905)	$836,319	$(1,222,592)

About Terra Nova Financial Group, Inc.

Terra Nova Financial, LLC ("Terra Nova Financial") and Tradient Technologies, Inc. ("Tradient") are wholly-owned subsidiaries of Terra Nova Financial Group, Inc., ("Terra Nova") a public company trading on the OTC Bulletin Board under the symbol TNFG. Terra Nova, through its subsidiaries, primarily operates as a registered broker-dealer and service bureau, offering a broad array of trading products including equities, options, futures and commodity options, ETFs, fixed income, and mutual funds.

Terra Nova Financial is a specialized financial services firm focused on supporting trading professionals. Professional traders, hedge funds and money managers come to Terra Nova Financial for unmatched value in execution, clearing and prime brokerage services. This recognition originated with the firm's role as the sponsoring broker-dealer for the innovative Archipelago ECN (now part of the NYSE Euronext) and has been further earned through its proven mastery of the client experience. Through a portfolio of advanced technology tools, Terra Nova Financial empowers self-directed clients to trade, analyze, strategize and report with the precision professionals require. Its team is built to enhance the impact of these tools by providing swift, flexible care and insight, with one goal in mind: clients success. The firm was founded in 1994 and is headquartered in Chicago, IL with a sales presence in New York, NY.

Tradient operates Terra Nova's technology development activities, building applications for electronic trade execution, order routing and clearing. Tradient platforms are designed around the need for efficiency, consistency and value using a swift, targeted innovation and development process. Tradient is located in Chicago, IL.

Terra Nova Financial is regulated by the SEC, FINRA and NFA and is a member of Depository Trust Company, National Securities Clearing Corporation, Securities Investor Protection Corporation, and the Options Clearing Corporation. The firm holds trading memberships with the NASDAQ OMX Group, Inc., NASDAQ OMX PHLX, Chicago Stock Exchange, National Stock Exchange, CBOE Stock Exchange, NYSE Arca Options, NYSE Arca Equities, NYSE Alternext US, NYSE Euronext, Boston Options Exchange and International Securities Exchange.

Forward looking statements

Certain statements in this release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and other laws and regulations. Such forward-looking statements involve known and unknown risks and other important factors that could cause the actual results or performance of the company to differ materially from any future results expressed or implied by such forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "project," or other similar words, or the negative of these terms or comparable language, or by discussion of strategy or intentions. This cautionary statement is being made pursuant to applicable securities laws with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. The Company cautions investors that any forward-looking statements made by the Company are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to the Company, include, but are not limited to, risks and uncertainties that are described in the Annual Report on Form 10-KSB for the year ended December 31, 2007 and in other securities filings by the Company with the SEC. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact Information

For more information about Terra Nova's brokerage and clearing services, please visit www.TNFG.com.
For more information about Terra Nova's technology offering, please visit www.TradientTech.com.

Investor Relations: Gregg J. Fuesel-1-312-827-3654
Media Contact: Christopher Hartman-1-312-827-3695